Exhibit 99.1

  Chattem, Inc. Announces Plan to Offer $100 Million Convertible Senior Notes

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Nov. 13, 2006--Chattem, Inc. (NASDAQ: CHTT) today announced its intention to offer, subject to market and other conditions, $100 million aggregate principal amount of Convertible Senior Notes due 2013 in a private placement to qualified institutional buyers.

    In certain circumstances, the notes may be convertible into cash up to the principal amount of the notes and, with respect to any excess conversion value, into cash, shares of Chattem common stock or a combination of cash and common stock, at Chattem's option. The interest rate, conversion price and other terms will be determined by negotiations between Chattem and the purchasers of the notes. Chattem anticipates that the notes will bear interest at a rate in the range of 2.00% to 2.25% and will have an initial conversion premium in the range of 25.0% to 27.0%.

    Chattem intends to use approximately $26 million of the offering proceeds to fund a convertible note hedge transaction to be entered into with an affiliate of the placement agent for the offering, which transaction is intended to offset Chattem's exposure to potential dilution upon conversion of the notes. Chattem will also enter into a separate warrant transaction with an affiliate of the placement agent that, together with the convertible note hedge transaction, will have the effect of increasing the effective conversion premium of the notes to Chattem to approximately 60%. Chattem plans on using proceeds from the warrant transaction (estimated at approximately $15 million) and a portion of the net proceeds from the note offering to repay all amounts outstanding under its existing revolving credit facility (approximately $38 million as of November 10, 2006).

    If Chattem consummates the acquisition of the U.S. rights to five brands from Johnson & Johnson and the consumer healthcare business of Pfizer Inc., Chattem plans on using the remaining proceeds derived from the sale of the notes to finance in part such acquisition. If the acquisition does not close, Chattem will use the net proceeds remaining after the cost of funding the convertible note hedge transaction and the repayment of obligations under its existing revolving credit facility for working capital and other general corporate purposes.

    This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private placement memorandum. Chattem's issuance of the notes and the shares of Chattem common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Chattem to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Important factors that could cause actual results to differ materially from the results expressed or implied in such forward looking statements include the risk that the notes offering, or the acquisition of the U.S. rights to five brands from Johnson & Johnson and the consumer healthcare business of Pfizer Inc., are not timely consummated or are not consummated at all. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in Chattem's Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and the other documents Chattem files with the SEC from time to time. Chattem undertakes no duty to update its forward-looking statements, including any such statements regarding the expected economic benefits resulting from the acquisition.

    CONTACT: Chattem, Inc.
             Investor Relations
             Catherine Baker, 423-822-3209